UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 29, 2024

Bakkt Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39544	98-1550750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10000 Avalon Boulevard, Suite 1000, Alpharetta, Georgia	30009
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (678) 534-5849

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BKKT	The New York Stock Exchange
Warrants to purchase Class A Common Stock	BKKT WS	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.
On February 29, 2024, Bakkt Holdings, Inc. (the “Company”) entered into a securities purchase agreement (the “Third-Party Purchase Agreement”) with certain institutional investors (the “Third-Party Purchasers”). The consummation of the transactions contemplated by the Third-Party Purchase Agreement (the “Third-Party Closing”) occurred on March 4, 2024. At the Third-Party Closing, pursuant to the Third-Party Purchase Agreement, the Company issued and sold to the Third-Party Purchasers an aggregate of 34,917,532 shares of the Company’s Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), including 4,917,532 shares of Class A Common Stock issued upon exercise of certain of the Pre-Funded Warrants (as defined below) prior to the Third-Party Closing, Class 1 Warrants (“Class 1 Warrants”) to purchase an aggregate of 23,068,051 shares of Class A Common Stock, Class 2 Warrants (“Class 2 Warrants”) to purchase an aggregate of 23,068,051 shares of Class A Common Stock and Pre-Funded Warrants (“Pre-Funded Warrants”) to purchase an aggregate of 11,218,570 shares of Class A Common Stock, which excluded Pre-Funded Warrants exercised prior to the Third-Party Closing. The offering of such securities was conducted in a registered direct offering (the “Third-Party Offering”). The purchase price of each share of Class A Common Stock and accompanying Class 1 Warrant or Class 2 Warrant (each, a “Warrant”) was $0.8670 and the purchase price of each Pre-Funded Warrant and accompanying Warrant was $0.8669.
In a concurrent registered direct offering (the “ICE Offering” and, together with the Third-Party Offering, the “Concurrent Offerings”), on February 29, 2024, the Company entered into a securities purchase agreement (the “ICE Purchase Agreement” and, together with the Third-Party Purchase Agreement, the “Purchase Agreements”) with Intercontinental Exchange Holdings, Inc. (“ICE”), pursuant to which the Company agreed to sell to ICE up to 11,534,024 shares of Class A Common Stock, Class 1 Warrants to purchase up to 5,767,012 shares of Class A Common Stock, and Class 2 Warrants to purchase up to 5,767,012 shares of Class A Common Stock. The purchase price of each share of Class A Common Stock and accompanying Warrant in the ICE Offering is $0.8670.
In the ICE Offering, the Company closed the sale and issuance to ICE of 2,762,009 shares of Class A Common Stock, Class 1 Warrants to purchase up to 1,381,004 shares of Class A Common Stock and Class 2 Warrants to purchase up to 1,381,004 shares of Class A Common Stock, concurrently with the Third-Party Closing (the “Initial ICE Closing”). The closing of the issuance and sale of the remaining 8,772,016 shares of Class A Common Stock, Class 1 Warrants to purchase up to 4,386,008 shares of Class A Common Stock and Class 2 Warrants to purchase up to 4,386,008 shares of Class A Common Stock in the ICE Offering is conditioned on the Company obtaining stockholder approval for such issuances under the rules and regulations of the New York Stock Exchange (the “NYSE”) and other customary closing conditions.
The Class 1 Warrants and Class 2 Warrants have an exercise price of $1.0200 per share, which will be payable in cash or on a cashless basis, will generally be exercisable beginning six (6) months after the date of the Initial Closing, and will expire five and one-half (5.5) years after the date of the Third-Party Closing or the Initial ICE Closing, as applicable. The Class 1 Warrants and Class 2 Warrants have identical terms and conditions, except that the Class 2 Warrants also contain an alternative cashless exercise provision that, after the Company obtains the Stockholder Approval (as defined below), will allow the holder of each Class 2 Warrant to exercise such Class 2 Warrant on a cashless basis and receive a number of shares of Class A Common Stock equal to 50% of the shares of Class A Common Stock then underlying the Class 2 Warrant if the closing trading price of shares of Class A Common Stock is lower than the exercise price of the Class 2 Warrants for each of the three (3) trading days ending on the trading day prior to the date on which notice of exercise is given. Each of the Third-Party Purchasers and ICE received Class 1 Warrants to purchase 50% of the number of shares of Class A Common Stock issued to such purchaser, rounded down to the nearest whole share, and Class 2 Warrants to purchase 50% of the number of shares of Class A Common Stock issued to such purchaser, rounded down to the nearest whole share. The Warrants contain customary adjustment, assumption or cash-out provisions in the event of a sale of the Company. The Pre-Funded Warrants have identical terms to the Class 1 Warrants except that each Pre-Funded Warrant is exercisable for one (1) share of Class A Common Stock at an exercise price of $0.0001 per share, the Pre-Funded Warrants are immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full and, in the event of a fundamental transaction, the holders of Pre-Funded Warrants are entitled to receive shares of Class A Common Stock of the successor or acquiring corporation or the Company, if it is the surviving corporation, and any additional consideration receivable by holders of Class A Common Stock in such fundamental transaction.

Under the Purchase Agreements, the Company agreed to seek stockholder approval for the issuance of the Class A Common Stock that remains unissued following the Initial Closing and Class A Common Stock underlying the related Warrants that exceed the limitations of the Listed Company Manual of the NYSE, as well as the shares of Class A Common Stock issuable underlying the alternative cashless exercise provision of the Class 2 Warrants to be issued in the Concurrent Offerings, each in accordance with the rules and regulations of the NYSE (the “Stockholder Approval”). In connection with the Concurrent Offerings, ICE entered into a voting support agreement with the Company (the "Voting Support Agreement"), pursuant to which ICE agreed, among other things, to vote in favor of proposals seeking to obtain the Voting Support Agreement.
The Company raised aggregate net proceeds from the Third-Party Offering of approximately $37.6 million, after deducting the placement agent’s fees and estimated offering expenses payable by the Company, and expects to raise aggregate net proceeds from the ICE Offering of approximately $9.8 million, after deducting estimated offering expenses payable by the Company, assuming all securities are issued in the ICE Offering and without giving effect to any cash proceeds receivable upon cash exercise of the Warrants. The Company expects to use the net proceeds from the Concurrent Offerings for working capital and other general corporate purposes.
The securities offered in the Concurrent Offerings were offered pursuant to the Company’s registration statement on Form S-3 and the accompanying base prospectus (File No. 333-271361), previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”), supplemented by prospectus supplements filed with the SEC related to each of the Concurrent Offerings.
Keefe, Bruyette & Woods (“KBW”) acted as the placement agent for the Third-Party Offering. The Company agreed to pay KBW a placement agent fee in an amount equal to six percent (6%) of the gross proceeds received by the Company in the Third-Party Offering, excluding any amounts that may be paid upon the exercise of any Warrants. KBW did not act as a placement agent in connection with the ICE Offering and will not receive any fees related to the ICE Offering.
The Purchase Agreements contain customary representations, warranties and agreements by the Company, conditions to closing, indemnification obligations of the Company, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.
The foregoing description of the Class 1 Warrants, the Class 2 Warrants, the Pre-Funded Warrants, the Third-Party Purchase Agreement, the ICE Purchase Agreement and the Voting Support Agreement are not complete and are qualified in their entirety by reference to the full text of thereof, forms of which are filed as Exhibits 4.1, 4.2, 4.3, 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.
ICE is an existing stockholder of the Company and holds greater than ten percent (10%) of the Company’s capital stock. In addition, an affiliate of ICE employs David Clifton, who is currently serving on the Company’s board of directors. The Company has certain commercial agreements with certain affiliates of ICE. See “Opco Related Transactions” of the Company’s most recent proxy statement, filed with the Securities and Exchange Commission on April 24, 2023, which section is incorporated herein by reference, for more information.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
4.1	Form of Class 1 Warrant
4.2	Form of Class 2 Warrant
4.3	Form of Pre-Funded Warrant
5.1	Opinion of Wilson Sonsini Goodrich and Rosati, P.C.
5.2	Opinion of Wilson Sonsini Goodrich and Rosati, P.C.
10.1*	Form of Third-Party Purchase Agreement.
10.2*	Form of ICE Purchase Agreement.
10.3	Form of Voting Support Agreement.
23.1	Consent of Wilson Sonsini Goodrich and Rosati, P.C. (included in Exhibit 5.1 hereto)
23.2	Consent of Wilson Sonsini Goodrich and Rosati, P.C. (included in Exhibit 5.2 hereto)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Exhibits and schedules have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K and will be furnished to the Securities and Exchange Commission upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BAKKT HOLDINGS, INC.

By:	/s/ Marc D'Annunzio
	Name:	Marc D’Annunzio
	Title:	General Counsel and Secretary

Dated: March 4, 2024